Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Pre-Effective Amendment No. 4 of the Registration Statement on Form S-4 of Corporate Property Associates 14 Incorporated of our report dated October 4, 2006, relating to the balance sheet of CPA:14 Holdings Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
\s\ PricewaterhouseCoopers LLP
New York, New York
October 24, 2006